Exhibit 10.16

Strictly Confidential

Exclusive Option Agreement

THIS EXCLUSIVE OPTION AGREEMENT (this “Agreement”) is entered into by and between the following parties on June 19, 2019 in Shanghai, the People’s Republic of China (the “PRC”, solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan):

Party A:	Shanghai Aihui Trading Co., Ltd., a wholly foreign owned enterprise duly incorporated and validly existing under the laws of the PRC with its Uniform Social Credit Code of 913100000512489464;

Party B:	SHEN Haichen, a PRC citizen with Identification No. of ***; and

Party C:	Shenzhen Lvchuang Network Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC with its Uniform Social Credit Code of 9144030058272928X4.

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Party B is a shareholder of Party C and as of the date hereof, holds [100]% of the equity interests of Party C, representing RMB[20,000,000.00] in the registered capital of Party C;

NOW, THEREFORE, in consideration of the foregoing recitals and mutual discussion, the Parties hereby agree as follows:

1.	Sale and Purchase of Equity Interest

1.1

Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests of Party C then held by Party B at once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by the PRC laws and at the Equity Interest Purchase Price described in Section 1.3 hereof (such right hereinafter referred as the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party C. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” used herein shall mean individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

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1.2

Subject to the provisions of the laws and regulations of the PRC, Party A may exercise the Equity Interest Purchase Option by issuing a written notice (the “Equity Interest Purchase Option Notice”) to Party B, specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased by Party A or the Designee from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests or the date for transfer of the Optioned Interests.

1.3

The purchase price of the Optioned Interests (the “Base Price”) shall be RMB 1. If the PRC laws require a minimum price higher than the Base Price when Party A exercises the Equity Interest Purchase Option, the minimum price permitted by PRC law shall be the purchase price (collectively, the “Equity Interest Purchase Price”).

1.4	For each exercise of the Equity Interest Purchase Option:

(1)	Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted to approve Party B’s transfer of the Optioned Interests to Party A or the Designee(s);

(2)

Party B shall obtain written statements from the other shareholders of Party C for giving consent to the transfer of Optioned Interests to Party A or the Designee(s) and waiving any right of first refusal related thereto;

(3)

Party B shall execute an equity interest transfer contract with respect to each transfer with Party A or each Designee (as the case may be), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

(4)

The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B’s Equity Pledge Agreement and Party B’s Power of Attorney. “Party B’s Equity Pledge Agreement” used in this Agreement shall refer to the Equity Interest Pledge Agreement executed by and among Party A, Party B and Party C on the date hereof and any modification, amendment and restatement thereto. “Party B’s Power of Attorney” used in this Agreement shall refer to the Power of Attorney executed by Party B on the date hereof for granting Party A with a power of attorney and any modification, amendment and restatement thereto.

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2.	Covenants

2.1	Party B (as a shareholder of Party C) and Party C hereby covenant as follows:

(1)

Without the prior written consent of Party A, they shall not in any manner supplement, modify or amend the articles of association of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

(2)

They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices, obtain and maintain all necessary government licenses and permits by operating its business and handling its affairs prudently and effectively;

(3)

Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any material assets of Party C or legal or beneficial interest in the material business or revenues of Party C, or allow any other security interest to be placed on the foregoing;

(4)

Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any indebtedness, except for (a) indebtedness incurred in the ordinary course of business other than through loans; and (b) indebtedness disclosed to Party A for which Party A’s written consent has been obtained;

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(5)

They shall always operate all of Party C’s businesses in normal business process to maintain the asset value of Party C and refrain from any action or omission that may affect Party C’s operation status and asset value;

(6)

Without the prior written consent of Party A, they shall not cause Party C to execute any material contract, except the contracts executed in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB100,000 shall be deemed as a “material contract”);

(7)	Without the prior written consent of Party A, Party C shall not provide any person with any loan or credit;

(8)	They shall provide Party A with information about Party C’s business operations and financial condition at Party A’s request;

(9)

If requested by Party A, Party C shall cover and maintain insurance in respect of its assets and business from an insurance company acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

(10)	Without the prior written consent of Party A, Party C shall not merge or consolidate with, or acquire or invest in, any person;

(11)	They shall promptly notify Party A of any occurred or possible litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

(12)

To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

(13)

Without the prior written consent of Party A, they shall ensure that Party C would not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall promptly distribute all distributable profits to its shareholders;

(14)	At the request of Party A, they shall appoint any individual designated by Party A as the director of Party C;

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(15)	Unless otherwise required by the PRC laws, Party C shall not be dissolved or liquated without prior written consent by Party A.

2.2	Party B hereby covenants as follows:

(1)

Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests of Party C held by Party B, or allow any other security interest placed thereon, except for the security interest placed in accordance with Party B’s Equity Pledge Agreement and Party B’s Power of Attorney;

(2)

Without the prior written consent of Party A, Party B shall cause the shareholders’ meeting and the board of directors of Party C not to approve any sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests of Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the security interest placed in accordance with Party B’s Equity Pledge Agreement and Party B’s Power of Attorney;

(3)

Without the prior written consent of Party A, Party B shall cause the shareholders’ meeting or the directors (or the executive director) of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person;

(4)	Party B shall promptly notify Party A of any occurred or possible litigation, arbitration or administrative proceedings relating to the equity interests of Party C held by Party B;

(5)

Party B shall cause the shareholders’ meeting or the directors (or the executive director) of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

(6)

To the extent necessary to maintain Party B’s ownership of equity interests of Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

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(7)	Party B shall appoint any designee of Party A as the director of Party C, at the request of Party A;

(8)

Party B hereby waives its right of first refusal to the transfer of equity interest by any other shareholder of Party C to Party A (if any), and gives consent to the execution by each other shareholder of Party C with Party A and Party C the exclusive option agreement, the equity pledge agreement and the power of attorney similar to this Agreement, Party B’s Equity Pledge Agreement and Party B’s Power of Attorney, and accepts not to take any action in conflict with such documents executed by the other shareholders;

(9)	Party B shall promptly donate any profit, interest, dividend or proceeds of liquidation to Party A or any other person designated by Party A to the extent permitted under the applicable PRC laws; and

(10)

Party B shall strictly comply with the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action or omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under Party B’s Equity Pledge Agreement or under Party B’s Power of Attorney, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.	Representations and Warranties

3.1	Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of the transfer of the Optioned Interests, that:

(1)

They have the power, capacity and authority to execute and deliver this Agreement and any equity interest transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any of the Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions hereof and thereof;

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(2)

Party B and Party C have obtained any and all approvals and consents from the competent government authorities and third parties (if required) for the execution, delivery and performance of this Agreement.

(3)

The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (a) result in any violation of any applicable PRC laws; (b) be in conflict with the articles of association, bylaws or other constitutional documents of Party C; (c) result in the violation of any contract or instrument to which either of them is a party or is bound by, or constitute any breach under any contracts or instruments to which either of them is a party or is bound by; (d) result in any violation of any condition for the grant or continuous effectiveness of any licenses or permits issued to either of them; or (e) result in the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

(4)

Party B has a good and merchantable title to the equity interests of Party C held by Party B. Except for Party B’s Equity Pledge Agreement and Party B’s Power of Attorney, Party B has not placed any security interest on such equity interests;

(5)	Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

(6)

Party C does not have any outstanding indebtedness, except for (a) indebtedness incurred in the ordinary course of business other than through loans; and (b) indebtedness disclosed to Party A for which Party A’s written consent has been obtained.

(7)	Party C has complied with all applicable PRC laws and regulations regarding asset acquisitions; and

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(8)	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests of Party C, assets of Party C or Party C.

4.	Terms of Agreement

4.1

This Agreement is executed by the Parties on the date first above written and shall take effect as of such date. Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A, this Agreement shall remain effective.

4.2

The existing or due liabilities arising out of this Agreement before the expiration or early termination of this Agreement shall survive the expiration or early termination thereof. The rights and obligations of the Parties under Sections 5, 6, 9 and this Section 4.2 shall survive the termination of this Agreement.

5.	Governing Law and Resolution of Disputes

5.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the PRC laws.

5.2

In the event of any dispute with respect to the interpretation and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within thirty (30) days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the Shanghai Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The language used during arbitration shall be Chinese. The arbitration award shall be final and binding on both Parties.

5.3

Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

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6.	Liability for Breach and Indemnification

6.1

If Party B or Party C conducts any material breach of any term of this Agreement, Party A shall have the right to terminate this Agreement and require Party B or Party C to indemnify all damages; this Section 6.1 shall not prejudice any other rights of Party A herein.

6.2	Unless otherwise required by the applicable laws, Party B or Party C shall not have any right to terminate this Agreement under any circumstance.

7.	Taxes and Fees

Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in accordance with the PRC laws in connection with the preparation and execution of this Agreement and the Transfer Contracts and the consummation of the transactions contemplated hereunder and thereunder.

8.	Notices

8.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, commercial courier service, facsimile transmission or email to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(1)	Notices given by personal delivery, courier service or registered mail, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

(2)	Notices given by facsimile transmission or email shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

8.2	For the purpose of notices, the addresses of the Parties are as follows:

If to:	Party A
Address:	12th Floor, No.433 Songhu Road, Yangpu District, Shanghai
Attn:	***
Phone:	***

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If to:	Party B
Address:	Room 302, No. 80, Lane 99, Wanding Road, Minhang District, Shanghai
Attn:	***
Phone:	***

If to:	Party C
Address:	Room 602, Qilong Center, Building 20, Guangqian Village Industrial Zone, Taoyuan Street, Nanshan District, Shenzhen
Attn:	Shenzhen Lvchuang Network Technology Co., Ltd.
Phone:	***

8.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

9.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged among the Parties in connection with the preparation and performance of this Agreement shall be regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without the written consent of the other Parties, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws, regulations, stock exchange regulations or orders of the court or other governmental authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Any unauthorized disclosure of confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed as unauthorized disclosure of such confidential information by such Party and such Party shall be liable for breach of this Agreement.

10.	Further Assurance

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

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11.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.	Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors and the permitted assigns of each Party.

14.	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such waiver shall be provided in writing and executed by the Parties. The waiver by any Party under certain circumstances with respect to a breach by other Parties shall not be deemed as a waiver by such Party with respect to any similar breach under other circumstances.

15.	Language and Counterparts

This Agreement is written in both Chinese and English language and executed in three (3) copies, and each Party shall have one (1) copy with equal legal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A:	Shanghai Aihui Trading Co., Ltd. (Seal)
/s/ Shanghai Aihui Trading Co., Ltd.

	By:	/s/ CHEN Xuefeng
	Name:	CHEN Xuefeng
	Title:	Legal Representative

Party B:	SHEN Haichen
/s/ SHEN Haichen

	By:	/s/ SHEN Haichen

Party C:	Shenzhen Lvchuang Network Technology Co., Ltd. (Seal)
/s/ Shenzhen Lvchuang Network Technology Co., Ltd.

	By:	/s/ SHEN Haichen
	Name:	SHEN Haichen
	Title:	Legal Representative

Signature Page to Exclusive Option Agreement